UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road, Danbury, Connecticut 06810 and 4820 Emperor Blvd. Durham, North Carolina 27703
(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 9, 2019, we held our 2019 Annual Meeting of Stockholders. As of February 14, 2019, the record date for the meeting, there were 197,614,403 shares of common stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following items:

Proposal No. 1 – The following nominees were elected by majority vote to serve on the Board of Directors as Class III directors:

	For	Withhold	Broker Non-Vote
Carol J. Burt	170,606,726	648,907	5,595,668
John P. Connaughton	118,260,316	52,995,317	5,595,668
John G. Danhakl	123,562,967	47,692,666	5,595,668
James A. Fasano	165,404,363	5,851,270	5,595,668

Proposal No. 2 – The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 was ratified.

For	Against	Abstain	Broker Non-Vote
173,685,310	3,056,259	109,732	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQVIA HOLDINGS INC.

Date: April 9, 2019	By:	/s/ Eric Sherbet
Eric Sherbet
Executive Vice President, General Counsel, and Secretary